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                                                                       Exhibit 3




                    NAVISTAR FINANCIAL SECURITIES CORPORATION


                      ARTICLES OF INCORPORATION AND BY-LAWS


     The following documents of Navistar Financial Securities Corporation are incorporated herein by reference:

  3.1   Certificate   of   Incorporation   of   Navistar  Financial   Securities
        Corporation (as in effect on September 13, 1990). Filed on Registration No. 33-36767.

  3.2   The  By-Laws  of  Navistar  Financial Securities Corporation.   Filed on
        Registration No. 33-36767.